UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 10, 2006

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Industrial Road, Suite 310, San Carlos, CA 94070

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2006, we entered into a Second Amendment to our Lease Agreement, dated January 11, 2005, with BMR-201 Industrial Road LLC with regard to our premises at 201 Industrial Road in San Carlos, California. This lease amendment expands the leased premises from a total of 61,826 square feet to a total of 69,450 square feet. The rental rate per square foot for the additional premises is unchanged.

The amendment makes available an additional allowance from the landlord of $1,006,368 for tenant improvements to be spent in accordance with the existing lease.

A copy of the March 10, 2006 amendment with BMR-201 Industrial Road is attached hereto as Exhibit 10.57, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.57	Second Amendment to Lease, dated March 10, 2006, between BMR-201 Industrial Road LLC and Nuvelo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: March 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.57	Second Amendment to Lease, dated March 10, 2006, between BMR-201 Industrial Road LLC and Nuvelo, Inc.